EXHIBIT 23.3

770 E Warm Springs Road
Suite 225
Las Vegas, Nevada 89119

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2021 relating to the financial statements of Marathon Digital Holdings, Inc. (The “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

RBSM LLP

Las Vegas, NV

October 24, 2023